MANAGEMENT AND SERVICES AGREEMENT

            MANAGEMENT AND SERVICES AGREEMENT dated as of March 12, 1998, by and among EQUALNET CORPORATION, a Delaware corporation ("Buyer"), EQUALNET HOLDING CORP., a Texas corporation ("EqualNet" and, collectively with Buyer, the "EqualNet Parties"), and SA TELECOMMUNICATIONS, INC., a Delaware corporation ("SA Telecom"), and its subsidiaries named on the signature page hereof (collectively, the "Sellers").

                             W I T N E S S E T H:

            WHEREAS, on November 19, 1997, Sellers filed petitions for reorganization under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") with the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

            WHEREAS, the EqualNet Parties and the Sellers are parties to a Purchase Agreement dated as of January 15, 1998 (as amended from time to time, the "Purchase Agreement") (capitalized terms used but not defined herein have the meanings specified in the Purchase Agreement), pursuant to which the Sellers agreed to sell to Buyer, and Buyer agreed to purchase from Sellers, all of the Sellers' rights, titles and interests in and to substantially all of the assets of the Sellers (the "Assets");

            WHEREAS, the Bankruptcy Court has approved the sale of the Assets to the Buyer pursuant to the Purchase Agreement;

            WHEREAS, the Buyer will purchase, as part of the Assets, all of the accounts (the "Accounts") of the subscribers (the "Subscribers") to the Sellers' long distance telecommunications services (the "Services");

            WHEREAS, the Services are provided to the Subscribers through the Sellers' network of switching and transmission facilities (the "Sellers' Network Facilities"), consisting of equipment, switches, software and line capacity;

            WHEREAS, the Sellers' Network Facilities are a combination of (i) owned assets and (ii) leased contractual arrangements (capital and operating) with third parties (the "Network Contracts");

            WHEREAS, the Buyer's purchase of the Assets may be delayed because of the need to obtain the approval of EqualNet's shareholders and certain regulatory approvals for such purchases;

            WHEREAS, for various technical and operating reasons, the Buyer may be unable to transition the Subscribers from the Sellers' Network Facilities to its own network of switching and transmission facilities (the "Transition") by the Closing Date; and

            WHEREAS, in order to facilitate the Transition and to limit the cost and expense borne by the Sellers in operating the business pending the closing under the Purchase Agreement, the Sellers and the EqualNet Parties have agreed to enter into this Agreement whereby from the Effective Date to the conclusion of the Transition Period (as such terms are defined below), (i) the Buyer will manage the telecommunications business of the Sellers (the "Business") and (ii) the Sellers will provide to the Buyer telecommunications services pursuant to the network contracts to be specified by the Buyer to the Sellers in writing no later than the Closing Date (the "Specified Network Contracts"), upon the terms and conditions set forth below;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. APPOINTMENT OF BUYER. Effective as of 12:01 a.m. on the first day following the date that the Bankruptcy Court approves this Agreement (the "Effective Date"), the Sellers hereby appoint and retain the Buyer, and the Buyer hereby agrees, to manage the Business of the Sellers during the term of this Agreement; PROVIDED that the Sellers shall continue to perform all of their obligations under all contracts in effect during the Transition Period.

            2. AUTHORITY TO BE RETAINED BY SELLERS. Except as provided herein, Sellers retain full authority to manage the affairs of the Sellers and their estates. Without limiting the generality of the foregoing, the Sellers have exclusive authority to (i) administer the Sellers' Chapter 11 cases, (ii) assume or reject any executory contract or unexpired lease to which any Seller is a party to the extent not inconsistent herewith or with the Purchase Agreement,
(iii) sell any of their assets to the extent not prohibited under the Purchase Agreement, (iv) borrow under each of those certain debtor-in-possession financings provided by (a) Greyrock Business Credit and (b) EqualNet, (v) pay all accounts payable and other expenses of any of the Sellers, (vi) enforce, defend and compromise any claim by or against any Seller or its estate, and
(vii) commence, continue and defend any actions or proceedings involving any Seller or its estate.

            3. SERVICES TO BE PROVIDED BY SELLERS. The Sellers shall provide to Buyer from and after the Closing Date until the conclusion of the Transition Period telecommunications services under the Specified Network Contracts at a cost equal to the cost to the Sellers of providing such services, including, without limitation, all charges payable by the Sellers under the Specified Network Contracts in connection with the provision of such services.

            4. SERVICES TO BE PROVIDED BY BUYER. (a) In the performance of its duties hereunder, the Buyer shall supervise and assist in the supervision and management of all aspects of the Business, including the Specified Network Contracts, during the Transition Period. The Buyer shall devote such reasonable time, personnel, attention and effort as it may deem necessary to the performance of its duties hereunder. The Buyer shall have the complete authority to do whatever it may deem necessary, appropriate or convenient to conduct, manage and operate the Business, subject, however, to satisfaction and performance of and full compliance with (i) reasonable business judgment in accordance with all industry norms and standards, (ii) the terms of the Specified Network Contracts and all other legal and contractual obligations of the Sellers, and (iii) all applicable federal and state laws, including, without limitation, (a) all laws relating to the employment/labor industry, without limitation, the provision thereof relating to wages, hours, conditions of employment, collective bargaining and the payment of social security taxes or other payroll taxes, (b) federal, state or local laws, statutes or regulations or the common law relating to the environmental or occupational health and safety, and (c) all federal laws and regulations relating to the performance of government contracts. Nothing contained herein shall authorize Buyer to take any action in respect of Sellers' Chapter 11 cases or in respect of any claim by or against Sellers.

            (b) The Sellers shall cause the Sellers and all of their employees, agents, and representatives to cooperate in all material respects with the Buyer's activities as contemplated herein and shall make Sellers' books and records specifically relating to the Business or the Specified Network Contracts available to the Buyer at all times.

            (c) During the Transition Period, Buyer agrees, absent the Sellers' prior written consent, not to authorize, direct or otherwise take any of the following actions:

                  (1) Any action which would be deemed to constitute a breach by the Sellers of any contractual obligations of the Sellers;

                  (2) Sell or otherwise dispose of any equipment, inventory or assets of the Sellers;

                  (3) Destroy any of Sellers' books and records, including, without limitation, any computer data information;

                  (4) Incur any liability on behalf of the Sellers, except to the extent (i) necessary or appropriate to manage the Business or perform under the Specified Network Contracts during the Transition Period; or (ii) expressly authorized by Sellers in writing;

                  (5) Assume or reject any executory contract or unexpired lease to which any Seller is a party; and

                  (6) Commence any litigation in the name of any Seller, release or compromise any claim or cause of action of any Seller, file any plan of reorganization in Sellers' Chapter 11 cases, or waive any defense or objection of any Seller in respect of any claim against any Seller or its estate. With respect to the commencement of any litigation, Sellers will not unreasonably withhold their consent to the commencement of such action.

            5. TERM OF AGREEMENT. (a) Subject to subsections (c) and (d) below, the term of this Agreement shall be the period commencing on the Effective Date and ending 12:01 a.m. on the 60th day following the Closing Date (the "Transition Period"), subject to extensions of the Transition Period as provided in this Section; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to extend the term of any other contract, agreement or lease to which any of the Sellers is a party.

            (b) In the event the Transition is not completed within the Transition Period, the Buyer shall have the right to extend the Transition Period, for a period which, in the Buyer's best estimation, shall be sufficient to permit the completion of the Transition (a "Transition Period Extension"). The Buyer must provide the Sellers' with ten (10) days' prior written notice of its desire to extend the Transition Period, which notice shall specify the requested Transition Period Extension. The terms of this Agreement and, in particular, the terms contained in subsection (c) below shall govern any such Transition Period Extension. The term Transition Period shall include any such Transition Period Extension.

            (c) In the event all or any portion of the Transition is completed prior to the end of the Transition Period, Buyer shall have the right, upon five days' prior written notice to Sellers, to terminate its receipt of services under any Specified Network Contracts.

            (d) Any party may terminate this Agreement prior to the Closing Date
(i) if the Closing Date does not occur on or before May 31, 1998, (ii) if the Purchase Agreement is terminated by any party thereto or (iii) upon fifteen (15) days' prior written notice to the other parties hereto by (x) any Seller if any EqualNet Party breaches any of its obligations under this Agreement or (y) either EqualNet Party if any Seller breaches any of its obligations under this Agreement and, in either case, such breach is not cured within such fifteen (15) day period.

            (e) If this Agreement is terminated prior to the Closing Date, the EqualNet Parties shall cooperate with the Sellers to restore to the Sellers' Network Facilities all telecommunications traffic relating to the Subscribers that had been transferred to the EqualNet Parties' network facilities during the term of this Agreement and, if so requested by the Sellers, will permit the Sellers to use for sixty (60) days after the termination of this Agreement the EqualNet Parties' network facilities to carry such traffic at a cost equal to the EqualNet Parties' cost of carrying such traffic.

            6. ASSUMPTION OF LIABILITIES AND FUNDING REQUIREMENTS. (a) The Buyer agrees to assume and pay to the Sellers, or as directed by Sellers, (i) all Increased Costs (as defined below) incurred by the Sellers from the Effective Date to March 31, 1998 by reason of any action taken by either EqualNet Party pursuant hereto, (ii) all Operating Losses (as defined below) incurred by Sellers during the period commencing on April 1, 1998 and ending on the Closing Date, and (iii) all liabilities incurred or accrued by Sellers to other parties under or in respect of the Specified Network Contracts during the period commencing on the Closing Date and ending on the last day of the Transition Period (the "Specified Network Contracts Liabilities").

            (b) Sellers agree to pay to Buyer all Operating Income (as defined below) of Sellers for the period commencing on April 1, 1998 through the Closing Date.

            (c) The Increased Costs shall be payable as and when they become due, but, in any event, no later than the last day of the Transition Period, the Operating Losses or Operating Income shall be payable on the Closing Date, or as soon thereafter as is practical, but, in no event, later than sixty (60) days after the Closing Date, and the Specified Network Contracts Liabilities shall be payable as and when the same are required to be paid under the relevant Specified Network Contract, but in any event no later than the last day of the Transition Period.

            (d) From the Effective Date to March 31, 1998, prior to implementing any change in the Sellers' operations that is inconsistent with the Sellers' plans for such period, the EqualNet Parties and the Sellers shall agree on the net amount of any increased costs to Sellers that will result from such change (the "Increased Costs").

            (e) For purposes of this Agreement: "Operating Losses" shall, for any relevant period, be defined as the amount by which (i) all costs and expenses of the Sellers accrued during such period (including all amounts accrued by the Sellers during such period under all capital leases, but excluding (x) all non-cash items, (y) all professional fees and expenses incurred by the Sellers in connection with the administration of the Sellers' Chapter 11 cases and (z) all amounts that accrue under the Sellers' self-funded health insurance plan in excess of the product of (A) $20,000 and (B) the number of weeks from April 1, 1998 to the Closing Date) exceed (ii) all revenues of the Sellers accrued during such period (excluding all non-cash items); and "Operating Income" shall, for any relevant period, be defined as the amount by which the amount calculated pursuant to clause (ii) of the definition of Operating Losses exceeds the amount calculated pursuant to clause (i) of the definition of Operating Losses.

            7. CHANGE IN OPERATIONS. If the EqualNet Parties wish to take any action in connection with their management of the Sellers' business pursuant hereto, which action the EqualNet Parties believe will result in a cost savings to the Sellers, and for which the Sellers' consent is required, the EqualNet Parties shall deliver to the Sellers a written request for such consent, which request shall describe in reasonable detail the action proposed to be taken and the basis for the EqualNet Parties' belief that such action will result in a cost savings to the Sellers. In such case, the Sellers shall not unreasonably withhold their consent to such actions, provided that the granting of such consent is consistent with the Sellers' fiduciary duties as debtors-in-possession.

            8. TRUE-UP. The Buyer and the Sellers shall use reasonable good faith efforts to resolve any disputes regarding amounts owing by either party hereunder. If Sellers and Buyer cannot resolve any such dispute within thirty
(30) days after such dispute arises, such dispute shall be resolved by the Bankruptcy Court as provided in Section 13 of this Agreement.

            9. OUTSIDE ACTIVITIES. Nothing in this Agreement shall prevent, limit or restrict the Buyer, its officers, directors, employees or agents in any way from (i) acting for any other entity as administrative manager, management consultant, or in any other advisory, consultative or professional capacity, or
(ii) engaging in any other business or devoting its, his or her time and attention to the management or any other aspects of any other business, whether of a similar or dissimilar nature to the Business.

            10. BOOKS AND RECORDS. From the Effective Date to the Closing Date, to the extent any books and records of the Sellers are held or controlled by the EqualNet Parties, the EqualNet Parties will fully cooperate with and provide full access to Sellers with respect to such books and records for the purpose of permitting Sellers to prepare all necessary financial reports and tax returns, verify, assess, assert or defend claims and for all other purposes relating to the Sellers' administration of their Chapter 11 cases. Upon termination of this Agreement, the

EqualNet Parties will as promptly as practical return all such books and records to the Sellers, provided that if such termination occurs after the Closing Date the EqualNet Parties may retain such books and records that constitute Assets.

            11. NOTICE OF APPROVAL OR DISAPPROVAL. The Sellers and Buyer each agree to provide notice by facsimile transmission to the other within one (1) business day of their receipt of a written objection to this Agreement from any party to a Specified Network Contracts or its representative (a "Specified Network Contracts Party").

            12. NO REPRESENTATIONS OR WARRANTIES. The EqualNet Parties hereby acknowledge and agree that the Sellers are not making any representation or warranty whatsoever, express or implied, that any consent or authorization of any party for the arrangement provided for in this Agreement will be obtained or that any of the Specified Network Contracts will remain in effect during the Transition Period, and Sellers' obligations hereunder are subject to the receipt of any required consent or authorization. However, the Sellers shall use reasonable good faith efforts to obtain, as promptly as possible, all consents, authorizations, orders or approvals, if any, from each and every Specified Network Contracts Party, whether private or governmental, required in connection with the arrangement contemplated by this Agreement. Sellers agree that they will not reject, without Buyer's consent, any Specified Network Contract during the Transition Period unless the failure to do so would constitute an assumption of such Specified Network Contract. In no event will Sellers be required by this Agreement to assume any contract or lease, including any Specified Network Contract. To the extent Sellers' ability to comply with this Agreement is conditioned by the Bankruptcy Court upon assumption of one or more contracts or leases, including any Specified Network Contracts, then Sellers shall be excused from complying with this Agreement in respect of any such contract or lease.

            13. DISPUTE RESOLUTION AND REMEDY. (a) If any dispute or disagreement shall arise in connection with either this Agreement or the interpretation or performance thereof, then the matter in controversy shall be submitted to the Bankruptcy Court for prompt resolution.

            (b) THE PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT SHALL BE LITIGATED IN THE BANKRUPTCY COURT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH SELLER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, AND EACH EQUALNET PARTY HEREBY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT WITH REGARD TO ALL SUCH ACTIONS OR PROCEEDINGS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE BANKRUPTCY COURT.

            14. NOTICES AND INSTRUCTIONS. Any notice or instruction provided for herein shall be provided to the parties hereto by facsimile transmission.

            15. CONDITIONS. This Agreement and all obligations of the Sellers and the EqualNet Parties hereunder are subject to and expressly conditioned upon entry of an order by the Bankruptcy Court approving this Agreement.

            16. MISCELLANEOUS. (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that none of the parties hereto may assign their rights and obligations hereunder, other than for breach of this Agreement, without the consent of the other parties hereto. No person, other than the parties hereto or their respective successors and assigns, shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

            (b) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may not be modified except by a writing signed by all the parties hereto.

            (c) The descriptive headings contained in this Agreement are inserted for convenience and do not constitute part of this Agreement.

            (d) This Agreement may be terminated upon written mutual consent of the Sellers and the EqualNet Parties.

            (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF WHICH WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT.

            (f) All capitalized terms used herein which are not defined herein shall have the meaning given to them in the Purchase Agreement.

            (g) The Sellers and the Buyer agree to reasonably cooperate regarding any written, oral or electronic mail communications made to employees of the Sellers during the Transition Period.

            (h) In the event there is a conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.

            (i) Nothing contained herein shall limit, impair, or otherwise affect any rights or obligations of the EqualNet Parties or Sellers under the Purchase Agreement.

            (j) To the extent that any provision of this Agreement, or any part thereof, shall be declared invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

            (k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all or which together shall constitute one and the same instrument.

            (l) Nothing contained herein shall be deemed to amend, modify, terminate or extend any lease, contract or agreement to which any Seller is a party or any rights or obligations of any party thereunder.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                       EQUALNET CORPORATION

                                       By:
                                       Name:
                                       Title:

                                       EQUALNET HOLDING CORP.



                                       By:
                                       Name:
                                       Title:



                                       SA TELECOMMUNICATIONS, INC.
                                       ADDTEL COMMUNICATIONS, INC.
                                       LONG DISTANCE NETWORK, INC.
                                       NORTH AMERICAN TELECOMMUNICATIONS
                                         CORPORATION
                                       U.S. COMMUNICATIONS, INC.
                                       SOUTHWEST LONG DISTANCE NETWORK, INC.
                                       UNIQUEST COMMUNICATIONS, INC.



                                       By:
                                       Name:
                                       Title:

                                    AMENDMENT

                            dated as of March 5, 1998

                                       to

                               PURCHASE AGREEMENT

                          dated as of January 15, 1998

            WHEREAS, EqualNet Corporation, a Delaware corporation ("BUYER"), EqualNet Holding Corp., a Texas Corporation ("EQUALNET"), and SA Telecommunications, Inc., a Delaware corporation ("SA TELECOM"), and its subsidiaries named as Sellers on the signature pages hereto (SA Telecom and such subsidiaries collectively, "SELLERS") are parties to a Purchase Agreement dated as of January 15, 1998 (the "PURCHASE AGREEMENT," capitalized terms used but not defined herein having the meaning specified for such terms in the Purchase Agreement) pursuant to which Buyer agreed to purchase from Sellers, and Sellers agreed to sell to Buyer, on the terms and conditions set forth therein, the assets of Seller specified therein (the "ASSETS");

            WHEREAS, on March 4, 1998, Sellers conducted an auction of their assets (the "AUCTION") pursuant to a Second Amended Order (i) Authorizing and Scheduling Auction at Which the Sellers May Sell Substantially All Their Assets Free And Clean Of All Liens, Claims, and Encumbrances; (ii) Approving Proposed Auction Procedures; (iii) Scheduling Hearing and Objections Deadline on Motion of Debtors to Sell Assets; and (iv) Approving Notice and Service of the Sale approval Motion (the "AMENDED SCHEDULING ORDER"), which Amended Scheduling Order was entered by the Bankruptcy Court on February 23, 1998;

            WHEREAS, at the Auction Buyer modified and clarified the terms of its offer contained in the Purchase Agreement to purchase the Assets;

            WHEREAS, the Buyer's offer, as so modified and clarified, was determined by Sellers and the Creditors' Committee to be the highest and best offer for the Assets;

             WHEREAS, Buyer has agreed to provide Sellers with a debtor-in-possession financing in the amount of $1,000,000, available commencing on March 9, 1998 on the terms and conditions set forth in the Stipulation dated March __, 1998, among Sellers, Buyer and Greyrock, subject to the approval by the Bankruptcy Court of the sale of the Assets to Buyer pursuant to the Purchase Agreement as modified hereby;

            WHERAS, Sellers, Buyer and EqualNet wish to Amend the Purchase Agreement to reflect said modification and clarification of Buyer's offer and clarify other matters;

            NOW THEREFORE, Buyer, EqualNet and Sellers hereby agree as follows:

            1. The definitions of the terms "Adjusted Pre-Closing Monthly Minute", "Pre-Closing Monthly Minutes", "Post-Closing Monthly Minutes", "Closing Date Market Value", "Billable Minute" "Escrow Agreement", "Escrowed Shares", and "Willis Group" contained in Section 1 of the Purchase Agreement and all references to said terms in the Purchase Agreement are hereby deleted.

            2. The definition of the term "Conversion Rate" set forth in Section 1 of the Purchase Agreement is amended to read in its entirety as follows:

            "CONVERSION RATE shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share. Subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock, one Preferred Share shall be convertible into ten shares of Common Stock."

            3. There is inserted the following new definitions in Section 1 of the Purchase Agreement, in appropriate alphabetical sequence:

                  "EQUALNET DIP FINANCING shall mean the debtor-in-possession financing provided or to be provided by Buyer to Sellers."

All references in the Purchase Agreement to the "Willis Group DIP Financing" shall be to the EqualNet DIP Financing and all references in the Purchase Agreement to the "Willis Group" shall be to Buyer.

            4. The definition of the term "Revenue Amount" set forth in Section 1 of the Credit Agreement is amended to read it its entirety as follows:

            "REVENUE AMOUNT" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of December 1997 and January 1998; provided, however, that if the gross revenue of Sellers during the month of February 1998 is less than 92% of the average monthly gross revenue of Sellers during the months of December 1997 and January 1998, then "Revenue Amount" shall mean the gross revenue of Sellers, determine in accordance with GAAP, during the months of January and February 1998.

            5. All references in the Purchase Agreement to "Scheduling Order" shall be to the Amended Scheduling Order.

            6. Clause (i) of Section 4(b) of the Purchase Agreement is amended to read in its entirety as follows:

      "(i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to such account or accounts as SA Telecom, as agent for

      Sellers, shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date;"

            7. Sections 4(d) and 5(b) and the last sentence of Section 5(a)(v) of the Purchase Agreement are hereby deleted.

            8. Section 5(a) of the Purchase Agreement is amended by deleting the words "fifteen days after the Closing Date" set forth therein and substituting therefor the words "April 1, 1998."

            9. The third sentence of Section 8(b) of the Purchase Agreement is amended to read as follows:

      "No other corporate proceedings on the part of any EqualNet Party, other than the approval of the shareholders of EqualNet, are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto or the transactions contemplated herein or therein."

            10. Sections 10(e), 11(g), 11(i) and 12(e) of the Purchase Agreement are hereby deleted.

            11. Section 11 of the Purchase Agreement is hereby amended by adding the following new paragraph (n) at the end thereof:

            "(n) SHAREHOLDER APPROVAL The shareholders of EqualNet shall have approved the transactions contemplated by this Agreement."

            12. Section 12 of the Purchase Agreement is amended by adding at the end thereof the following new paragraph (k):

            "(k) EQUALNET DIP FINANCING. Buyer shall have provided to Sellers the EqualNet DIP Financing."

            13. Clause (v) of Section 13(a) is amended to read as follows:

            "(v) by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before March 13, 1998 or if the Closing does not occur on or before May 31, 1998."

            14. Section 14(b) of the Purchase Agreement is amended by (a) changing the dates "February 13, 1998" and "March 31, 1998" set forth therein to, respectively, "March 13, 1998" and "May 31, 1998"; and (b) adding the following new clause (iv) to the proviso at the end of said paragraph 14(b):

      "or (iv) if Buyer fails to purchase the Assets because the conditions specified in Sections 10(d), 11(m) or 11(n) are not satisfied or Sellers refuse to sell the

      Assets to Buyer because the condition specified in Section 12(k) is not satisfied."

            [15. Exhibit A to the Purchase Agreement (Summary of Terms of Preferred Stock) is amended to provide that the Preferred Stock shall rank as follows:

      "Senior to the Common Stock and the Series A Preferred Stock to be issued in connection with the transaction among EqualNet, the Willis Group and MCM Partners."]

            16. Exhibit B to the Purchase Agreement is hereby deleted.

            17. Provided that Sellers turn over to the EqualNet Partners operational control of Sellers business on or before March 17, 1998 pursuant to a Management and Service Agreement to be entered into by Sellers and the EqualNet Parties, all operating losses of Sellers accruing on or after April 1, 1998 and until the Closing Date shall be for the account of Buyer, and Buyer shall pay, or shall reimburse Sellers for, such operating losses on the Closing Date. Such payment or reimbursement by Buyer shall be in addition to the Consideration to be paid by Buyer for the Assets pursuant to Section 3(d) of the Purchase Agreement.

            18. Except as amended hereby, the Purchase agreement and the respective rights and obligations of the parties thereunder, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                     EQUALNET CORPORATION



                                     By:
                                     Name:
                                     Title:



                                     EQUALNET:

                                     EQUALNET HOLDING CORP.



                                     By:
                                     Name:
                                     Title:

                                    SELLERS:

                                    SA TELECOMMUNICATIONS, INC.
                                    ADDTEL COMMUNICATIONS, INC.
                                    LONG DISTANCE NETWORK, INC.
                                    NORTH AMERICAN TELECOMMUNICATIONS
                                       CORPORATION
                                    U.S. COMMUNICATIONS, INC.
                                    SOUTHWEST LONG DISTANCE NETWORK, INC.
                                    UNIQUEST COMMUNICATION, INC.
                                    Debtors and Debtors-in-possession



                                    By:
                                    Name:
                                    Title:

           [The Willis Group, LLC] and _____ (the "SHAREHOLDERS"), being the holders, respectively of not less than ___% and ___% of the outstanding shares of the common stock of EqualNet Holding Corp., hereby confirm to the Sellers referred to in the foregoing Amendment that the Shareholders will vote their respective shares of EqualNet Holding Corp. stock in favor of the transactions contemplated by the Purchase Agreement referred to in, and as amended by, the foregoing Amendment.

                                     [THE WILLIS GROUP, LLC]


                                     By:
                                     Name:
                                     Title: